Exhibit 10.4

Design Statement of Work A-1
to Flextronics Design and Manufacturing Services Agreement
Project Title: ROBO Inventory Agreement
This Design Statement of Work ("SOW") is entered into on December 4, 2013 ("SOW Effective Date") by and among FireEye, Inc. ("FireEye, Inc."), a Delaware corporation organized and existing under the laws of the United States, having its principal office at 1440 McCarthy Blvd., Milpitas, CA 95035, FireEye Ireland Limited ("FireEye Ireland"), a company organized and existing under the laws of Ireland, having its principal office at First Floor, Block B, City Gate Park, Mahon, Cork, Ireland ("FireEye Ireland" together with FireEye, Inc., "Customer"), and Flextronics Telecom Systems, Ltd. ("Flextronics"), having its principal place of business at Level 3, Alexander House, 35 Cybercity, Ebene, Mauritius (collectively the "Parties" and individually each a "Party").

This SOW is governed by, incorporated into, and made part of the Flextronics Design and Manufacturing Services Agreement dated as of September 28, 2012 between FireEye, Inc. and Flextronics, as amended by the Amendment to Flextronics Design and Manufacturing Services Agreement dated as of August 1, 2013 between the Parties (collectively, the "Agreement"). The terms of this SOW are limited to the scope of this SOW and will not be applicable to any other SOWs. Any terms and conditions in this SOW shall prevail over any conflicting terms and conditions in the Agreement. This SOW and the Agreement represent the entire agreement and understanding between the Parties relating to the subject matter hereof and supersede all prior and contemporaneous representations, discussions, negotiations and agreements, whether written or oral. Capitalized terms not otherwise defined in this SOW shall have the meanings assigned to them in the Agreement.

Section 1 - Product Definition

The parties acknowledge that (i) Customer is engaging Flextronics to perform final test and direct order fulfillment for the ROBO finished good systems ("ROBO Systems") manufactured by SuperMicro and as such, Flextronics is unable to add any value in the manufacturing process of such ROBO Systems and shall simply serve as Customer's agent in their final test/direct order fulfillment requirements, and (ii) accordingly, Flextronics shall not be required to accept any risk of ownership of such ROBO Systems with the exception of any loss or damage of such ROBO Systems while in Flextronics' possession.

Section 2 - Specifications

Customer shall be responsible for defining and communicating to Flextronics the applicable Specifications for this SOW.

Section 3 - Term

This SOW shall commence on the SOW Effective Date and shall be governed by the Agreement, including without limitation, Section 11 of the Agreement.

Section 4 - Project Design Responsibilities

Not applicable.

Section 5 - Customer Specified Items

Flextronics will purchase the ROBO systems in accordance with Customer's then-current Forecast.

Section 6 - Testing Requirements

Testing Requirements shall be defined in the Specifications noted in Section 2 above.

Design Statement of Work A-1
to Flextronics Design and Manufacturing Services Agreement
by and among FireEye Inc., FireEye Ireland Limited and Flextronics Telecom Systems, Ltd.

Section 7 - Process

The direct order fulfillment process is generally outlined below:

1.	Place orders to SuperMico for ROBO Systems (a virtually complete product) in accordance with Customer forecast.

2.	Receive units in Flextronics' direct order fulfillment center located at Milpitas Building 10 ("M10").

3.	Move units to Flextronics' manufacturing center located at Milpitas Building 4.

4.	Open box, pull units out, test/image.

5.	Re-package units in original packaging

6.	Move units back to M10.

7.	Inventory all units.

8.	Receive order from Customer.

9.	Pull unit(s) from inventory, open box(es) and license.

10.	Re-package unit(s) in original packaging.

11.	Ship (EXW Flextronics' facility of manufacture (lncoterms 2010)).

Section 8 - Contacts

Customer:    Flextronics:
Name: ____________________        Name: ____________________
Voice: ____________________        Voice: ____________________
Pager: ____________________        Pager: ____________________
Fax: ____________________        Fax: ____________________
Email: ____________________        Email: ____________________

Section 9 - Costs

Customer shall be financially liable for any ROBO Systems procured by Flextronics provided that such ROBO Systems were purchased by Flextronics in accordance with Customer's then-current Forecast.

Customer agrees to pay Flextronics a monthly carrying fee of 1% for all ROBO Systems held by Flextronics for longer than 30 calendar days from receipt at Flextronics' facility and which are not covered by a Customer order. Customer further agrees that Flextronics reserves the right to invoice Customer for (a) any ROBO Systems held by Flextronics for longer than 120 calendar days from receipt at Flextronics' facility and which are not covered by a Customer order and (b) any ROBO Systems no longer sold by Customer.

Customer shall pay for all ROBO Systems invoiced by Flextronics in accordance with the terms and conditions in the Agreement.

Design Statement of Work A-1
to Flextronics Design and Manufacturing Services Agreement
by and among FireEye Inc., FireEye Ireland Limited and Flextronics Telecom Systems, Ltd.

Flextronics shall ship to Customer any ROBO Systems purchased in accordance with this SOW EXW Flextronics' facility of manufacture (lncoterms 2010) or, at Customer's request, Flextronics will continue to store any such ROBO Systems upon mutually agreeable terms and conditions.

Section 10 - Acceptance Criteria

The Parties agree to follow the acceptance procedures as provided in Section 7.1 of the Agreement.

IN WITNESS WHEREOF, the Parties have signed this Design Statement of Work as of the SOW Effective Date.

FIREEYE, INC.		FLEXTRONICS TELECOM SYSTEMS, LTD.
By:	/s/ Frank Verdecanna	By:	/s/ Manny Marimuthu
Name:	Frank Verdecanna	Name:	Manny Marimuthu
Title:	VP, Finance	Title:	Director

FIREEYE IRELAND LIMITED
By:	/s/ Sean Gethin
Name:	Sean Gethin
Title:	Director

Design Statement of Work A-1
to Flextronics Design and Manufacturing Services Agreement
by and among FireEye Inc., FireEye Ireland Limited and Flextronics Telecom Systems, Ltd.